SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 31, 2002

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1375 Peachtree Street, NW

Atlanta, Georgia  30309

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 404-815-0770

Item 2.  Acquisition or Disposition of Assets.

On July 31, 2002, EarthLink, Inc. (“EarthLink”), a Delaware corporation, through a wholly-owned subsidiary, consummated its acquisition of all of the outstanding common stock of PeoplePC Inc., a Delaware corporation (“PeoplePC”).  This acquisition event was previously reported by EarthLink on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2002.  EarthLink is filing this amendment for the purpose of including the required financial information with respect to the acquisition of PeoplePC in accordance with the requirements of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

The audited consolidated financial statements and related notes of PeoplePC Inc. and subsidiaries as of December 31, 2001 and 2000, and for the years ended December 31, 2001 and 2000 and for the period from March 2, 1999 (date of inception) to December 31, 1999 are attached as Appendix A.

The unaudited condensed consolidated financial statements of PeoplePC Inc. and subsidiaries for the quarter ended March 31, 2002 are attached as Appendix B.

(b)           Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements and related notes of EarthLink as of March 31, 2002 and for the periods ended March 31, 2002 and December 31, 2001 are attached as Appendix C.

(c)           Exhibits.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

	By:	/s/ Charles G. Betty
		Name:	Charles G. Betty
		Title:	Chief Executive Officer

Date: October 15, 2002.

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Appendix A

PEOPLEPC INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of PeoplePC Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, of mandatorily redeemable convertible preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of PeoplePC Inc. and its subsidiaries, at December 31, 2001 and 2000 and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 and the period from March 2, 1999 (date of inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of PeoplePC Inc.’s management; our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a net capital deficiency that raise substantial doubt as to its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pricewaterhouse Coopers LLP

April 1, 2002

San Francisco, California

PEOPLEPC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	December 31,
	2001	2000
ASSETS
Current Assets:
Cash and cash equivalents	$22,497	$65,493
Restricted cash	2,181	22,954
Accounts receivable, net of allowance for doubtful accounts of $665 and $3,500 as of December 31, 2001 and 2000, respectively	4,254	41,864
Prepaid expenses and other current assets	2,065	2,177
Total current assets	30,997	132,488

Accounts receivable, long-term	1,836	11,589
Retained interest in accounts receivable	2,070	—
Property and equipment, net	5,396	7,688
Capitalized web site development costs, net	243	674
Deposits and other assets	727	592

Total assets	$41,269	$153,031

LIABILITIES, MINORITY INTEREST, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$8,741	$23,745
Accrued and other liabilities	9,188	39,193
Borrowing under line of credit	—	5,176
Current portion of deferred revenue, net	21,082	19,047
Total current liabilities	39,011	87,161
Other long term liabilities	141	—
Deferred revenue, net	20,964	28,121
Total liabilities	60,116	115,282

Commitments and contingencies (Note 6)
Minority interst in consolidated subsidiaries	40,313	46,700
Mandatorily redeemable convertible preferred stock	21,191	—

Stockholders’ deficit:
Common stock: $0.00 par value; 500,000 shares authorized; 115,466 and 115,159 shares issued, and 113,944 and 114,905 shares outstanding at December 31, 2001 and 2000, respectively	11	11
Additional paid-in capital	342,111	350,884
Common Stock in treasury at cost 1,522 and 254 shares at December 31, 2001 and 2000, respectively	(502)	(280)
Deferred stock-based compensation	(4,903)	(38,995)
Receivable from stockholder	(116)	(73)
Accumulated other comprehensive loss	(325)	—
Accumulated deficit	(416,627)	(320,498)
Total stockholders’ deficit	(80,351)	(8,951)

Total liabilities, minority interest, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$41,269	$153,031

The accompanying notes are an integral part of these consolidated financial statements.

PEOPLEPC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

			Period from
			March 2, 1999
			(Date of
	Year Ended		Inception) to
	December 31,		December 31,
	2001	2000	1999
Membership revenues earned	$165,836	$58,033	$1,255
Other revenues	8,142	32,128	2,188
Total revenues	173,978	90,161	3,443

Cost of membership revenues earned	147,524	92,758	5,129
Cost of other revenues	6,788	26,562	1,905
Total cost of revenues	154,312	119,320	7,034

Gross profit (loss)	19,666	(29,159)	(3,591)

Operating expenses:
Sales and marketing (inclusive of stock-based compensation of $(45), $21,266 and $134 for the years ended December 31, 2001, and 2000 and the period ended December 31, 1999, respectively)	17,733	113,250	38,413
General and administrative (inclusive of stock-based compensation of $3,995, $21,847 and $2,905 for the years ended December 31, 2001, and 2000 and the period ended December 31, 1999, respectively)	86,981	99,409	9,102
Contract cancellation fees	2,876	—	—
Other operating (income) expenses	(9,621)	(6,900)	15,550
Total operating expenses	97,969	205,759	63,065

Loss from operations	(78,303)	(234,918)	(66,656)

Net interest income (expense) and other expenses	(1,958)	(502)	405
Income tax expenses	(405)	—	—
Minority interest in net loss of consolidated subsidiaries	5,728	3,226	—
Loss before cumulative effect of accounting change	(74,938)	(232,194)	(66,251)

Cumulative effect of accounting change, net of tax	—	(3,844)	—
Net loss	(74,938)	(236,038)	(66,251)

Dividend related to beneficial conversion feature of preferred stock	(21,191)	(18,209)	—
Net loss attributable to common stockholders	(96,129)	(254,247)	(66,251)

Foreign translation loss	(325)	—	—
Comprehensive loss	$(96,454)	$(254,247)	$(66,251)

Basic and diluted net loss per share
Loss before cumulative effect of accounting change	$(0.86)	$(4.09)	$(2.04)
Cumulative effect of accounting change, net of tax	—	(0.06)	—

Net loss per share	$(0.86)	$(4.15)	$(2.04)

Shares used in computing basic and diluted net loss per share	111,825	61,218	32,400

The accompanying notes are an integral part of these consolidated financial statements.

PEOPLEPC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE

CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands)

	Mandatorily									Accumu-
	Redeemable							Deferred	Receiv-	lated
	Convertible					Common Stock		Stock-	able	Other		Total
	Preferred				Additional	in Treasury		based	from	Compre-	Accumu-	Stock-
	Stock		Common Stock		Paid-In	at cost		Compen-	Stock-	hensive	lated	holders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	sation	holders	loss	Deficit	Deficit

Issuance of common stock	—	$—	31,440	$3	$5	—	$—	$—	$—	$—	$—	$8
Issuance common stock from exercise of options			2,320		29							29
Issuance of Series A Mandatorily
Redeemable Convertible
Preferred Stock in May 1999, net of issuance costs of $21	24,000	2,979
Issuance of Series B mandatorily redeemable convertible preferred stock in October 1999, net of issuance costs of $40	29,817	64,960
Deferred stock-based compensation					21,679			(21,679)				—
Stock-based compensation expense								3,039				3,039
Net loss											(66,251)	(66,251)
Balance at December 31, 1999	53,817	67,939	33,760	3	21,713	—	—	(18,640)	—	—	(66,251)	(63,175)

	Mandatorily									Accumu-
	Redeemable							Deferred	Receiv-	lated
	Convertible					Common Stock		Stock-	able	Other		Total
	Preferred				Additional	in Treasury		based	from	Compre-	Accumu-	Stock-
	Stock		Common Stock		Paid-In	at cost		Compen-	Stock-	hensive	lated	holders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	sation	holders	loss	Deficit	Deficit

Issuance of Series C mandatorily redeemable convertible preferred stock in April 2000, net of issuance cost of $54	9,468	49,615
Beneficial converstion feature related to the issuance of Series C Mandatorily Redeemable Convertible Preferred Stock		(18,209)			18,209							18,209
Dividend related to beneficial conversion feature related to the issuance of Series C mandatorily redeemable convertible referred stock		18,209									(18,209)	(18,209)
Exercise of common stock options			8,394	1	3,141				(3,142)			—
Payment net on receivable from stockholders for purchase of common stock									2,981			2,981
Repurchase of unvested common stock			(685)		(88)				88			—
Deferred stock-based compensation					63,468			(63,468)				—
Stock-based compenation expense								43,113				43,113
Issuance of common stock warrants to Delta Air Lines Inc					1,498							1,498
Beneficial conversion feature related to issuance of preferred stock to Ford Motor Company					17,944							17,944
Issuance of common stock warrants to Ford Motor Company					6,113							6,113

	Mandatorily									Accumu-
	Redeemable							Deferred	Receiv-	lated
	Convertible					Common Stock		Stock-	able	Other		Total
	Preferred				Additional	in Treasury		based	from	Compre-	Accumu-	Stock-
	Stock		Common Stock		Paid-In	at cost		Compen-	Stock-	hensive	lated	holders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	sation	holders	loss	Deficit	Deficit

Issuance of common stock rights to Ford Motor Company					515							515
Proceed of the initial Public offering, net of issuance cost of $7,071			8,500	1	77,929							77,930
Exercise of common stock Warrants issued to Ford Motor Company			1,905	—	19,050							19,050
Conversion of Series A mandatorily redeemable convertible preferred stock into common stock	(24,000)	(2,979)	24,000	2	2,977							2,979
Conversion of Series B mandatorily redeemable convertible preferred stock into common stock	(29,817)	(64,960)	29,817	3	64,957							64,960
Conversion of Series C mandatorily redeemable convertible preferred stock into common stock	(9,468)	(49,615)	9,468	1	49,614							49,615
Purchase of treasury shares						(254)	(280)					(280)
Additional beneficial conversion feature related to issuance of Preferred Stock to Ford Motor Company					3,844							3,844
Net loss											(236,038)	(236,038)
Balance at December 31, 2000	—	—	115,159	11	350,884	(254)	(280)	(38,995)	(73)		(320,498)	(8,951)

	Mandatorily									Accumu-
	Redeemable							Deferred	Receiv-	lated
	Convertible					Common Stock		Stock-	able	Other		Total
	Preferred				Additional	in Treasury		based	from	Compre-	Accumu-	Stock-
	Stock		Common Stock		Paid-In	at cost		Compen-	Stock-	hensive	lated	holders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	sation	holders	loss	Deficit	Deficit

Issuance of common stock from exercise of options			229		145				(106)			39
Issuance of common stock under the employee stock purchase plan			78		33							33
Payments from stockholders									63			63
Issuance of Series B mandatorily redeemable convertible preferred stock in December 2001, net of issuance cost of $684	4,375	21,191
Beneficial conversion feature related to the issuance of Series B mandatorily redeemable convertible preferred stock		(21,191)			21,191							21,191
Dividend related to beneficial conversion feature related to the issuance of Series B mandatorily redeemable convertible referred stock		21,191									(21,191)	(21,191)
Purchase of treasury shares						(1,268)	(222)					(222)
Translation loss on foreign operations										(325)		(325)
Reversal of deferred stock-based compensation upon termination of employment					(30,142)			30,142				—
Amortization of deferred stock- based compensation								3,950				3,950
Net loss											(74,938)	(74,938)
Balance at December 31, 2001	4,375	$21,191	115,466	$11	$342,111	(1,522)	$(502)	$(4,903)	$(116)	$(325)	$(416,627)	$(80,351)

PEOPLEPC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

			Period from
			March 2, 1999
			(Date of
	Year Ended		Inception) to
	December 31,		December 31,
	2001	2000	1999
Cash flows from operating activities:
Net loss	$(74,938)	$(236,038)	$(66,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,573	1,198	40
Amortization of deferred stock-based compensation	3,950	43,113	3,039
Loss on sale of accounts receivable	1,380
Net increase in allowance for doubtful accounts	6,165	3,500
Beneficial conversion feature related to issuance of preferred stock to Ford Motor Company		17,944
Additional beneficial conversion feature related to issuance of preferred stock to Ford Motor Company		3,844
Issuance of common stock warrants and rights		8,126
Minority interest in net loss of consolidated subsidiaries	(5,728)	(3,226)
Changes in assets and liabilities:
Accounts receivable	15,602	(45,089)	(311)
Prepaid expenses and other current assets	112	(2,111)	(66)
Accounts receivable, long term	9,753	(11,589)
Deposits and other assets	(135)	(401)	(191)
Accounts payable	(15,004)	13,941	9,766
Accrued liabilities	(30,663)	5,410	33,783
Deferred revenues	(5,122)	42,847	4,321
Retained interest in accounts receivable	(2,070)
Other	140	(236)	236
Net cash used in operating activities	(93,985)	(158,767)	(15,634)

Cash flows from investing activities:
Restricted cash	20,773	(7,204)	(15,750)
Purchase of property and equipment	(303)	(7,901)	(323)
Capitalized web site development costs		(762)	(161)
Net cash provided by (used in) investing activities	20,470	(15,867)	(16,234)

			Period from
			March 2, 1999
			(Date of
	Year Ended		Inception) to
	December 31,		December 31,
	2001	2000	1999
Cash flows from financing activities:
Sales of accounts receivable	14,463
Proceeds from issuance of common stock, net	135	2,981	37
Proceeds from issuance of Series A preferred stock (net of issuance costs of $21)			2,979
Proceeds from issuance of a note			10,000
Proceeds from issuance of Series B preferred stock (net of issuance costs of $683 and $40)	21,191		54,960
Repurchase of common stock	(222)	(280)
Proceeds from initial public offering (net of issuance cost of $7,071)		77,929
Borrowings under line of credit (net of issuance cost of $1,087)		4,724
Proceeds from minority investment in PeoplePC Europe		50,000
Proceeds from issuance of Series C preferred stock (net of issuance cost of $54)		49,615
Exercise of warrants for common stock .		19,050
Payments on borrowings under a line of credit	(4,723)
Net cash provided by financing activities	30,844	204,019	67,976

Effect of exchange rate changes on cash and cash equivalents	(325)

Net increase (decrease) in cash and cash equivalents	(42,996)	29,385	36,108
Cash and cash equivalents at beginning of period	65,493	36,108

Cash and cash equivalents at end of period	$22,497	$65,493	$36,108

Supplemental non cash investing and financing activity
Conversion of preferred stock into common stock	$—	$117,554	$—
Beneficial conversion feature, preferred stock	21,191	18,209
Conversion of a note into Series B preferred stock			10,000
Deferred stock-based compensation		63,468	21,679
Reversal of deferred stock-based compensation upon termination of employment	30,142
Receivable from stockholders	106	73

The accompanying notes are an integral part of these consolidated financial statements.

PEOPLEPC INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

PeoplePC Inc. (the “Company” or “PeoplePC”) provides a membership package that includes a brand-name computer, unlimited Internet access, customer support and an in-home warranty. Members also have the opportunity to benefit from discounts and special offers from merchants who participate in PeoplePC’s member commerce program (formerly referred to as the buyer’s club). The Company also operates PeoplePC’s Online program, which provides consumers who do not wish to purchase a computer with all of the other benefits of a PeoplePC membership for a monthly fee. The Company was incorporated in Delaware on March 2, 1999.

Liquidity

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern. The Company has incurred substantial losses and negative cash flows from operations since its inception.  At December 31, 2001, the Company had a net capital deficiency of $80.4 million.  Based upon current Membership levels, the Company’s current working capital and expected cash flows to be generated from operations may not be sufficient to fund operations during the next 12 months.

On a consolidated basis as of December 31, 2001, the Company’s sources of liquidity consisted of $24.7 million in cash and cash equivalents, including $2.2 million in restricted cash.  The Company’s net accounts receivable balance as of December 31, 2001 was $6.1 million.  Of these amounts, $4.3 million in cash and $0.4 million in accounts receivable balance are held by the Company’s subsidiary, PeoplePC U.K. Limited.  Due to legal and other constraints, some or all of the cash assets held by PeoplePC U.K. Limited may not be available to fund the Company’s United States operations.

The Company has plans to acquire additional revenue-generating PeoplePC Online members through a combination of private label programs, wholesale arrangements, or acquisitions of members from other Internet service providers. There is no guarantee that the Company will be able to increase its Membership levels.

If the Company is unable to increase Membership to generate sufficient operating revenues, further capital investment or other financing will be needed to fund operations. There is no guarantee that additional financing will be available on favorable terms, or at all. The Company may have to sell stock at prices lower than those paid by existing stockholders, and perhaps lower than existing market prices, resulting in dilution of existing stockholders.  The Company may have to sell stock or bonds with rights superior to rights of holders of common stock.  Also, any debt financing might involve restrictive covenants that would limit the Company’s operating flexibility.  If the Company is not able to raise additional funds, the Company may be required to curtail or discontinue some or all of its operations.

The Company has already taken steps to improve liquidity, including the Series B preferred stock financing obtained during December 2001, targeting sales and marketing expenditures on channels with a low acquisition cost per member, consolidation of sales offices and a realignment and reduction of its workforce. The Company can reduce expenses further through additional work force reductions and other cost cutting measures.

These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its majority owned or otherwise controlled subsidiaries. All significant intercompany balances and transactions have been eliminated. The equity and net loss attributable to minority shareholders’ interests are shown separately in the consolidated balance sheets and consolidated statements of operation.

Estimates

The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to allowance for acquisition discounts, membership cancellations and product returns, allowance for doubtful accounts, deferred tax valuation allowance and allowance for settlement of potential disputes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition

In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue recognition in Financial Statements”. The Company adopted SAB 101, in the quarter ended December 31, 2000. The adoption of SAB 101 did not have an effect on the results of operations or financial position of the Company.

Revenues and the related cost of revenues for the initial membership package, which generally includes the personal computer, extended warranty, cost of shipping the personal computer system, internet access for the term of the membership, and participation in a member commerce program, are generally deferred and recognized over the term of the membership agreement for members signed up under enterprise deals and consumers up to May 2001. Beginning in May

2001, the extended warranty was offered separately as an option in the consumer Membership Package program. This resulted in revenues and the related cost of revenues for the personal computer and shipping the personal computer system being recognized once the right of return has elapsed. Revenues and any related cost allocated to internet access, the participation in a member commerce program and the extended warranty are deferred and recognized over the four-year term of the membership agreement.

Revenues from the PeoplePC Online program are recognized monthly as services are delivered. Monthly subscriptions to PeoplePC’s online service are renewable each month and the monthly fees are not refundable.

The Company also offers peripherals and upgrades at the time of the initial membership. As there are no future obligations with respect to the peripherals and upgrades, the revenue and cost of revenues related to the sale of peripherals and upgrades are recognized in the period shipped. These revenues are included under the line item “Other revenues”, which includes peripherals revenue, the related shipping revenues and revenues from the member commerce program.

In some instances, and in an effort to aggressively enroll new members to build its brand, as well as to develop new channels of distribution, the Company offered pricing on some its memberships and services that was less than its total current and estimated future costs (primarily the cost of providing Internet access and email services) of performing under its membership agreements, resulting in an estimated gross margin loss over the life of the contract. As a result, the Company accrued for the estimated loss related to this acquisition discount during the membership period. These amounts are being amortized over the life of the membership as an offset to future expenses.

The Company also derives revenue from providing development services on a time and material basis. Revenues pursuant to time and materials contracts are generally recognized as services are provided. Revenues include reimbursable expenses charged to clients.

Foreign currency translation

The Company uses the U.S. dollar as its functional currency. Foreign currency assets and liabilities are translated into U.S. dollars at the end-of-period exchange rates. Revenues and expenses are translated at average exchange rates in effect during each period, except for those expenses related to balance sheet amounts which are translated at historical exchange rates. Gains or losses from foreign currency transactions are included in net earnings.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Restricted cash

Restricted cash represents funds deposited in restricted accounts to secure letters of credit established as collateral in favor of certain significant vendors to the Company, security deposits for rent, and charges for possible disputes or fraud with credit card processors.

Retained Interest in Accounts Receivables

During May 2001, the Company sold $18.0 million in accounts receivable via its subsidiary PeoplePC Funding, Inc., a qualified special purpose entity, to a financial institution. The Company received $14.5 million from the financial institution which was used to fund operations. The financial institution has no recourse to the Company’s assets for failure of the debtors to pay when due. The financial institution reserved an overcollateralization amount equal to 13% of the present value of the receivables. After all lender obligations, interest expenses and administrative fees are paid in full, the Company will receive the residual amount represented by the overcollateralization reserve. The Company’s retained interests are non-interest bearing and subordinated to investor’s interests. Their value is subject to credit risks on the transferred assets. The residual assets amounted to $2.1 million as of December 31, 2001.

Under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” the transaction was accounted for as a sale. As a result, the related accounts receivable have been excluded from the accompanying condensed consolidated balance sheet and the Company recognized a loss on sale of $1.4 million, which is included in interest expense.

Concentration of credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents, restricted cash and accounts receivable.

The Company maintains its cash, cash equivalents and restricted cash in accounts with major financial institutions in the United States and Europe. The Company has not experienced any losses on its deposits of cash, cash equivalents and restricted cash.

The Company’s accounts receivable are primarily derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based on the expected collectibility of accounts receivable.

Members who wish to finance their membership fees generally enter into a 36-month or 48-month loan agreement with a third party financial institution.  The Company receives the present value of the membership fee when it notifies the financial institution that the related member’s products have been shipped. The Company does not generally bear any credit risk with regard to these loan agreements. In the event of default by a member, the Company is obliged to terminate the service provided to the defaulting member following notification from the financial institution. In the event of a member’s termination due to the member’s default under their credit obligation, all amounts related to the member’s previously deferred revenue and deferred cost of revenue are recognized.

Some members elect to prepay the membership fee, in which case the amount is charged to their credit card or electronically debited directly by the Company. Members may also either finance or prepay the cost of shipping charges and peripheral upgrades. For credit card and electronic debit transactions, there is an accounts receivable balance while the payments are being processed by the relevant financial institutions.

In the Company’s enterprise employee connectivity programs, membership fees are generally paid by both the enterprises and the employees in the form of a co-payment. An employee may make their co-payment by credit card, loan agreement through a financial institution or electronic debit, and in some cases by payroll deduction over the membership period. If the employee co-payment is made by payroll deduction the enterprise will pay the total membership fee at the    time of enrollment and receive the benefit of the payroll deductions over the membership period.

Shipping charges and peripheral upgrades are exclusively paid for by the employees. The amount is then either charged to their credit card, financed through a loan agreement with a third party financial institution or electronic debit. There is an accounts receivable balance while the payments are being processed by the relevant financial institutions.

At December 31, 2001, one company accounted for 43% of total accounts receivable, while two companies accounted for 41% and 23% of total accounts receivable at December 31, 2000. The Company believes these amounts are collectible. No member accounted for more than 10% of revenues in the years ended December 31, 2001 and 2000 and the period from March 2, 1999 (date of inception) to December 31, 1999.

Advertising costs

Expenses related to advertising and promotion of products are charged to sales and marketing expense as incurred. Advertising expense for the years ended December 31, 2001 and 2000 and the period from March 2, 1999 (date of inception) to December 31, 1999 was $6.1 million, $61.5 million and $38.3 million, respectively.

Fair value of financial instruments

The carrying amounts of the Company’s financial instruments, including cash, cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities.

Capitalized website development costs

In accordance with EITF 00-02, “Accounting for Website Development Costs”, the Company has capitalized certain expenditures incurred in developing the Company’s website which are being amortized on a straight-line basis over two years. The capitalized cost amounted to $243,000 and $674,000 (net of $680,000 and $249,000 in accumulated amortization) at December 31, 2001 and 2000, respectively. Capitalized expenditures include the cost of services provided by third parties and internal costs of staff directly involved in the development of the website.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets: computer equipment over 2 years, computer software over 5 years, and furniture and fixtures over 7 years. Leasehold improvements are depreciated on a straight-line basis over the lesser of their estimated useful lives or the lease term. Repair and maintenance costs are expensed as incurred.

Impairment of long-lived assets

The Company accounts for long-lived assets under SFAS No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to Be Disposed Of” (“SFAS No. 121”), which requires the Company to review for impairment of long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, management determines whether there has been an impairment by comparing the anticipated undiscounted future net cash flows to the related asset’s carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset.

Deferred Stock-Based Compensation

Deferred stock-based compensation has been included as a component of stockholders’ deficit and is being amortized by charges to operations over the vesting period of the related options, generally 4 years, consistent with the method described in Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 28. The Company recognized stock-based compensation of $4.0 million, net of reversal of stock-based compensation previously amortized related to unvested shares for terminated employees for the year ended December 31, 2001.  The Company recorded reductions in deferred stock-based compensation relating to terminated employees of $30.1 million for the year ended December 31, 2001. As of December 31, 2001, the Company had an aggregate of $4.9 million of deferred stock-based compensation remaining to be amortized.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price of the option.

The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

The Company uses the Black-Scholes option pricing model to value options granted to non-employees.

Segment information

Although the Company offers various products and services to its members, management does not manage its operations by these service lines, but instead views the Company as one operating segment when making business decisions. The Company does manage its operations on a geographical basis. Revenues are attributed to the United States and to all foreign countries based on actual    sales made in those geographic areas. Revenues, loss from operations and long-lived assets information by geographic area are summarized as follows:

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
Revenues from External Customers
United States	$150,110,000	$89,348,000	$3,443,000
International	23,868,000	813,000

Total	$173,978,000	$90,161,000	$3,443,000

Loss from Operations
United States	$58,772,000	$221,814,000	$66,656,000
International	19,531,000	13,104,000

Total	$78,303,000	$234,918,000	$66,656,000

	As of December 31,
	2001	2000	1999
Long-Lived Assets
United States	$4,641,000	$6,661,000	$330,000
International	755,000	1,027,000	—

Total	$5,396,000	$7,688,000	$330,000

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Net loss per share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including options, warrants and preferred stock. Options, warrants, non-vested common stock and preferred stock were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive.

The following table summarized basic and diluted loss per share:

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
Numerator:
Loss before cumulative effect of accounting change	$(96,129,000)	$(250,403,000)	$(66,251,000)
Cumulative effect of accounting change		(3,844,000)

Net loss attributable to common stockholders	$(96,129,000)	$(254,247,000)	$(66,251,000)

Denominator:
Weighted average common shares	109,217,000	55,103,000	31,466,000
Weighted average unvested common shares subject to repurchase	2,608,000	6,115,000	934,000

Denominator for basic and diluted calculation	111,825,000	61,218,000	32,400,000

Basic and diluted net loss per share attributable to common stockholders
Loss before cumulative effect of accounting change	$(0.86)	$(4.09)	$(2.04)
Cumulative effect of accounting change		(0.06)

Net loss attributable to common stockholders	$(0.86)	$(4.15)	$(2.04)

Antidilutive securities not included in net loss per share calculation for the periods presented are as follows:

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
Common stock subject to repurchase	2,608,000	6,115,000	934,000
Common stock options	10,214,000	18,790,000	9,189,000
Warrants	2,258,000	3,358,000	—
Mandatorily redeemable convertible preferred stock	437,500,000	—	53,817,000
Total	452,580,000	28,263,000	63,940,000

Comprehensive Loss

The Company complies with SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), which requires that an enterprise report and display, by major components and as a single total, the change in its net assets during the period from non-owner sources. The comprehensive loss is comprised of net loss and foreign currency translation adjustments.

Stock split

In October 1999, and again in March 2000, the Company approved a two-for-one stock split. All share and per share amounts have been restated for such splits.

Accounting for the beneficial conversion feature

In accordance with the FASB’s Emerging Issues Task Force (“EITF”) issued EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 98-5”), the Company recorded an additional $3.8 million in connection with the beneficial conversion feature related to the issuance of series C preferred stock to Ford Motor Company, Inc., as the original calculation was based on the proceeds received for rather than the proceeds allocated to the series C preferred stock.

Recent Accounting Pronouncements

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 addresses significant issues relating to the implementation of SFAS No. 121, and develops a single accounting method under which long-lived assets that are to be disposed of by sale are measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No.144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and its provisions are to be applied prospectively. The Company is currently assessing the impact of SFAS No. 144 on its financial position and results of operations.

In November 2001 the Emerging Issues Task Force (“EITF”) issued EITF Issue No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products” (“EITF 01-09”). The Company is currently evaluating the impact of this pronouncement on its financial position and results of operations and will adopt EITF 01-09 in 2002.

3. Balance Sheet Components

	Years Ended December 31,
	2001	2000
Property and equipment, net:
Computer equipment	$1,975,000	$1,831,000
Computer software	5,899,000	5,727,000
Furniture and fixtures	653,000	648,000
Leasehold improvements		18,000
	8,527,000	8,224,000
Less: Accumulated depreciation	(3,131,000)	(536,000)
	$5,396,000	$7,688,000

Accrued and other liabilities:
Overhead and marketing expenditure accrual	$5,089,000	$8,382,000
Cost of hardware accrual	164,000	6,016,000
Legal accrual	140,000	2,775,000
Settlement of potential dispute (see note 6)		7,550,000
Accrued taxes	1,311,000
Internet service provider accrual	1,713,000	4,132,000
Bank advance		3,741,000
Other	771,000	6,597,000
	$9,188,000	$39,193,000

The bank advance was provided by the bank that previously issued a co-branded credit card with the Company. Net retail sales accumulated on the card have been deducted from the advance, which was non-interest bearing.

Analysis of deferred revenues

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999

Deferred revenue at the beginning of the period	$309,058,000	$21,504,000	$—
Gross sales of memberships	153,433,000	339,182,000	22,759,000
Amortization of deferred revenue	(158,692,000)	(51,628,000)	(1,255,000)
Deferred revenue at the end of the period	$303,799,000	$309,058,000	$21,504,000

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
Deferred cost of revenue at the beginning of the period, net of provision for acquisition discounts	$261,890,000	$17,183,000	$—
Gross cost of sales of memberships	124,131,000	322,552,000	21,967,000
Change in the gross provision for acquisition discounts	10,897,000	(32,902,000)	(1,700,000)
Amortization of deferred cost of revenue, net of provision for acquisition discounts	(135,165,000)	(44,943,000)	(3,084,000)
Deferred cost revenue at the end of the period, net of provision for acquisition discounts	$261,753,000	$261,890,000	$17,183,000

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
Net deferred revenue:
Deferred revenue	$303,799,000	$309,058,000	$21,504,000
Deferred cost of revenue, net of provision for acquisition discounts	261,753,000	261,890,000	17,183,000
	42,046,000	47,168,000	4,321,000
Less: current portion of deferred revenue, net	21,082,000	19,047,000	1,496,000
Long-term deferred revenue, net	$20,964,000	$28,121,000	$2,825,000

4. Borrowings under line of credit

In July 2000, the Company entered into a credit agreement with a bank providing for a $50.0 million revolving credit facility. The Company did not renew the credit agreement when it expired in July 2001. As of December 31, 2000, the Company had a balance of $5.2 million outstanding in regard to this credit facility (net of issuance cost of $0.6 million). An amount of $0.2 million, $0.5 million and $0 million of issuance cost was amortized during the years ended December 31, 2001 and 2000 and the period from March 2, 1999 (date of inception) to December 31, 1999. The interest rate at December 31, 2000 was 9.5%. The balance was paid in full in fiscal 2001.

5. Income taxes

Deferred tax assets and liabilities consist of the following:

	December 31,
	2001	2000
Deferred tax assets:
Net operating loss carryforwards	$105,043,705	$75,044,805
Accruals and reserves	4,100,234	15,605,442
Deferred revenue	8,323,365	6,314,097
Deferred compensation		2,735,707
Depreciation and amortization	764,708	117,507
Foreign net operating loss carryforwards	9,890,228	4,152,343
Other	1,661,747	607,672

Deferred tax liabilities:
Capitalized research and development costs	(735,319)	(367,660)

Net deferred tax assets	129,048,667	104,209,913
Valuation allowance	$(129,048,667)	$(104,209,913)

Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded.

At December 31, 2001, the Company had approximately $259,857,330 of federal, $286,099,904 of state and $32,967,427 of foreign net operating loss carryforwards available to offset future taxable income. Federal and state carryforwards expire in varying amounts beginning in 2004 until 2021. Under the Tax Reform Act of 1986, the Company’s ability to use its federal and state net operating loss carryforwards and federal and state tax credit carryforwards to reduce future taxable income and future taxes, respectfully, is subject to restrictions attributable to equity transactions that have resulted in a change in ownership as defined by Internal Revenue Code Section 382. The utilization of these carryforwards could be severely restricted and could result in significant amounts of these carryforwards expiring prior to benefitting the Company. The Company is in the process of evaluating the extent of the limitation.

The principal items accounting for the difference between income tax provision at the US statutory rate and the provision for the income taxes reflected in the consolidated statements of operations are as follows:

	December 31,
	2001	2000	1999
Federal statutory rate	34%	34%	34%
State taxes	6%	6%	6%
Foreign Taxes	1%	0%	0%
Deferred Compensation	-6%	-6%	-2%
Other	0%	1%	-4%
Increase Valuation Allowance	-34%	-35%	-34%
Effective Tax Rate	1%	0%	0%

6. Commitments and contingencies

Purchase commitments

The Company relies on Ingram Micro (the “Distributor”) to provide some of its computer products, maintain inventory, process orders, prepare merchandise for shipment and distribute its products to customers in a timely and accurate manner. The Distributor purchases inventory on behalf of the Company based on sales projections made by the Company. The Company takes title to the equipment just prior to shipment to the customer. The Company is obligated to purchase inventory held by the Distributor purchased on its behalf to the extent that sales projections are not met. At December 31, 2001, the Company had approximately $1.6 million in noncancelable purchase commitments with the Distributor. The Company’s agreement with the Distributor expired in February 2001, however, both parties have continued to perform under the terms of the contract.

As of December 31, 2001, the Company is also obligated to purchase $0.1 million of products from IBM. The Company expects to sell all products that it has committed to purchase from the Distributor and IBM.

In December 2001, the Company entered into a long-term relationship with a major telecommunications company. Under this agreement, the Company received $2.0 million of incentive payments in December 2001 and will receive approximately $3.0 million in incentive payments during fiscal year 2002. The Company records incentives as an offset to cost of revenues. The future minimum annual contractual spending commitments for the six years after December 31, 2001 are $5.0 million, $3.0 million, $8.0 million, $8.0 million, $8.0 million and $9.0 million.

Leases

The Company leases office space under 7 operating leases expiring between 2002 and 2009, of which 2 leases can be renewed in 2004 for an additional period of 5 years. Rent expense was

$2.6 million, $1.6 million and $0.3 million for the years ended December 31, 2001 and 2000 and the period from March 2, 1999 (date of inception) to December 31, 1999. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid. The Company also leases copiers under 2 operating leases expiring in 2005.

Future lease payments under operating leases, as of December 31, 2001 are as follows:

Years ending December 31,	Operating Leases
2002	$2,525,000
2003	2,538,000
2004	2,441,000
2005	536,000
Thereafter	820,000
Total	$8,860,000

Contingencies

In 1999, the Company recorded a loss reserve of $15.6 million relating to the estimated cost of resolving a potential dispute over computers that did not conform to our specificiations. During 2000, the Company reached an agreement   with Ingram Micro to liquidate the non-conforming computers, following which the Company would evenly split the losses associated with these computers. As a result of this agreement, the Company reduced the loss reserve by $8.0 million  (included in other operating expenses) in 2000. In early 2001, the Company reached a final settlement with Ingram Micro and paid its share of the loss. As a result of that settlement, the Company released the remaining provision during 2001, included in other operating expenses. The Company believes the probability of any future claim from the original equipment manufacturer to be remote.

The Company has employment agreements and commitments with certain executive officers under which the employees would be entitled to receive severance payment of $1.25 million if their employment were to be terminated under certain conditions.

7. Other operating (income) expense

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
(Reversal) Provision for settlement of potential dispute	$(4,350,000)	$(8,000,000)	$15,550,000
Reimbursement from Ford	(6,600,000)
Other operating expenses	1,329,000	1,100,000
Other Operating (income) expense	$(9,621,000)	$(6,900,000)	$15,550,000

8. Net interest income and other expense

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999
Interest income	$1,578,000	$3,098,000	$405,000
Interest expense	(3,559,000)	(2,100,000)
Gain on sale of equipment	23,000
Sales tax		(1,500,000)
Net interest income and other expenses	$(1,958,000)	$(502,000)	$405,000

9. Employee benefit plans

The Company sponsors a 401(k) defined contribution plan (the “Plan”) covering substantially all eligible employees. The Company has not made any matching contributions to the plan.

10. Minority Interest in Consolidated subsidiaries

In June 2000, PeoplePC formed a European subsidiary, PeoplePC Europe N.V., a Netherlands corporation. PeoplePC and PeoplePC Europe N.V. entered into financing and related agreements with @viso Limited (“@viso”), a United Kingdom company and a partnership of SOFTBANK Corp. (“SOFTBANK”), a Japanese company and Vivendi Universal S.A. (“Vivendi”), a French corporation. In the financing, PeoplePC Europe N.V. received $50.0 million from @viso payable over a two month period beginning on the closing date in exchange for its 35% interest in PeoplePC Europe N.V. PeoplePC received a 65% interest in exchange for granting of an exclusive license to use and exploit its technology and brand in Europe.  The financing closed in July 2001.

At December 31, 2001, minority shareholders hold preferred stock in PeoplePC Europe N.V., a Dutch company, with a par value of EUR.01 as follows:

	Series Authorized	Shares Outstanding	Proceeds
Series A preferred stock	100,000	11,667	$35,000
Series B preferred stock	50,000	5,000	15,000
			$50,000

In connection with the issuance of series B preferred stock and series A preferred stock to @viso, PeoplePC Europe N.V. (“PeoplePC Europe”) granted SOFTBANK Capital Partners LP a warrant to acquire 2.4 million shares of series A preferred stock, with an aggregate exercise price of $7.1 million. The warrant  is exercisable and must be exercised immediately prior to (a) an acquisition, sale or merger of or by PeoplePC Europe resulting in a change in control of PeoplePC Europe, (b) a merger of PeoplePC Europe with and into the Company, or acquisition of all of PeoplePC Europe assets or shares by the Company or (c) PeoplePC Europe’s initial public offering, on terms and conditions stated in the agreement (“liquidity events”). The warrant may not be exercised after the earlier of (a) fifteen business days following a request by PeoplePC Europe that SOFTBANK Capital Partners LP exercise such right and (b) the occurrence of a liquidity event.

Under a Put Option Agreement signed on May 30, 2001, @viso is entitled to sell all or a portion of its shares of PeoplePC Europe to PeoplePC in exchange for PeoplePC common stock. Under this agreement, @viso is entitled to receive between approximately 13.8 million and 29.1 million shares of PeoplePC common stock based on a formula and the date of exchange. SOFTBANK Capital Partners LP is entitled to exercise its amended warrant to purchase convertible preferred stock in PeoplePC Europe. Once the amended warrant is exercised, SOFTBANK Capital Partners LP will be entitled to sell all or a portion of its shares of PeoplePC Europe to PeoplePC in exchange for PeoplePC stock. Under this arrangement, SOFTBANK Capital Partners LP will be entitled to receive between approximately 1.9 million and 3.5 million shares of PeoplePC common stock based on a formula on the date of exchange.

PeoplePC Europe has made five loans totaling $35.5 million to fund PeoplePC’s United States operations during fiscal year 2001. These notes are demand notes. Because the Company controls the board of directors of PeoplePC Europe, the Company has substantial discretion over the timing of demands made under these notes. Due to legal and other constraints, some portion of the remaining cash assets of PeoplePC Europe may not be available for lending to PeoplePC’s United States operations.

11. Mandatorily Redeemable Convertible Preferred Stock

The Company has authorized the issuance of 50,000,000 shares of mandatorily redeemable convertible preferred stock (“preferred stock”), with a par value of $0.0001 per share.

In May and October 1999, the Company sold 24,000,000 shares and 29,817,000 shares of its series A and series B preferred stock to investors for total gross proceeds of $3.0 million and $65.0 million, respectively.

In April 2000, the Company sold 9,468,000 shares of its series C preferred stock to investors for total gross proceeds of $50.0 million.

In connection with the issuance of series C preferred stock, the Company recorded, in addition to the charges discussed under Note 8 with respect to Ford, a dividend of $18.0 million related to the beneficial conversion feature of the series C preferred stock issued to the other investors.

On closing of the Company’s initial public offering in August 2000, the preferred stock automatically converted into 63,285,000 shares of common stock.

In December 2001, the Company issued and sold a total of 4,375,000 shares of series B preferred stock at a price of $5.00 per share. The Company received approximately $21.2 million in cash, net of underwriting discounts, commissions, and other offering expenses. In connection with the issuance of the series B preferred stock, the Company recorded a dividend of $21.2 million related to the beneficial conversion feature of the series B preferred stock issued.

The rights, preferences, privileges and restrictions of the Company’s series B preferred stock are set forth in the series B preferred stock purchase agreement and the Company’s Amended and Restated Articles of Incorporation, and summarized as follows:

Liquidation

In the event of a liquidation event, dissolution or winding up of the Company, the holders of series B preferred stock are entitled to a distribution in preference to holders of Common Stock, at an amount up to series B preferred stock’s, original issue price of $5.00 per share, respectively, plus any declared but unpaid dividends. In the event that the assets and funds distributed are insufficient to series B preferred stockholders the full issue price, then, the entire assets and funds of the Company available for distribution shall be distributed ratably among the holders of series B preferred stock. Once the distribution has been paid in full, all of the assets of the Company available for distribution shall be distributed among the holders of common stock and the series B preferred stock in proportion to the number of shares of common stock then held by them, assuming the conversion of the outstanding shares of series B preferred stock.

Conversion

Each issued share of series B preferred stock is convertible, into 100 shares of common stock for 1 share of series B preferred stock, and was automatically converted immediately following the stockholder approval on February 19, 2002, at a conversion price of $0.05 for each share of series B preferred stock.

Voting

The series B preferred stock is non-voting stock.

12. Stockholders’ Deficit

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 500,000,000 shares of $0.0001 par value common stock.

In August 2000, the Company completed its initial public offering and sold 8,500,000 shares of its common stock at a price of $10.00 per share. The Company received approximately $77.9 million in cash, net of underwriting discounts, commissions and other offering expenses. Simultaneously with the closing of the initial public offering, the Company’s series A, B and C preferred stock automatically converted into 63,285,000 shares of common stock. The Company’s shares are now traded on the NASDAQ national market system under the symbol

“PEOP”.

In January 2000, the Company entered into an agreement with Delta Air Lines, Inc. (“Delta”) to provide its products and services to Delta employees. The Company also granted Delta a fully vested warrant exercisable for 0.5 million shares of the Company’s common stock at an exercise price per share of $6.225.  This warrant expired during February 2001. The value of the warrant of $1.5 million is included in sales and marketing expenses in the year ended December 31, 2000, as Delta had no performance requirements and the warrant was exercisable upon issuance. The warrant was valued using the Black-Scholes Option Pricing Model with the following assumptions: fair value of the underlying common stock $6.84; term of option: 3 years; expected dividend rate: 0; volatility: 50%; interest rate: 7%.

In connection with an agreement with Ford Motor Company (“Ford”) to provide products and services to its employees, Ford purchased 4.7 million shares of series C preferred stock at $5.246 per share and had the right to purchase 1,905,000 shares of the Company’s common stock at $10.00 per share. Because Ford exercised this right, Ford received a warrant to purchase an additional 2,857,500 shares of the Company’s common stock at $10.00 per share. On February 21, 2001, the expiration date of the warrant issued to Ford, the Company extended the life of the warrant to July 16, 2003. The value of the Right, the warrant, and the excess of the value of the common stock into which the series C preferred stock is convertible over the price paid for the preferred stock was charged to marketing expense in the year ended December 31, 2000, as Ford has no performance requirements and the rights and the warrant are exercisable upon issuance.

The right and the warrant were valued using the Black-Scholes Option Pricing Model with the following assumptions:

	Right	Warrant
Number of shares	1,905,000	2,858,000
Fair value of common	$9.07	$13.00
Exercise price	$10.00	$10.00
Term	5 months	200 days
Dividend rate	0	0
Volatility	50%	50%
Interest rate	7%	7%
Total value	$515,000	$6,113,000

The excess of the value of the common stock into which the series C preferred stock is convertible over the price paid for the preferred stock ($17,944,000) was calculated using the fair value of common stock on the date at which the terms and conditions of the preferred stock were agreed.

For the years ended December 31, 2001 and 2000, the Company acquired 1,268,000 and 254,000 common shares, at an average unit price of $0.18 and $1.10.

13. Stock Option Plans

In 1999, the Company adopted the 1999 Stock Option Plan (the “1999 Plan”). As of December 31, 2001 and 2000, the Company has reserved 21,560,000 shares of Common Stock for issuance under the Plan.

In 2000, the Company adopted the 2000 Stock Option Plan (the “2000 Plan”). The Plan provides for the granting of stock options to employees and consultants of the Company. As of December 31, 2001 and 2000, the Company has reserved 11,875,000 shares and 10,500,000 shares of Common Stock for issuance under the Plan.

The 1999 and 2000 Plans (individually and commonly known as the “Plan”) provide for the granting of stock options to employees and consultants of the Company.  Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees, directors and consultants.

Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to a repurchase right by the Company which lapses over the original vesting period of the options. To date, options granted generally vest over four years.

For financial reporting purposes, the Company has determined that the estimated value of common stock determined in anticipation of the initial public offering was in excess of the exercise price, which was considered to be the fair market value as of the date of grant for 12,246,850 and 11,509,000 options issued during the year ended December 31, 2000 and in the period from March 2, 1999 (date of inception) to December 31, 1999, respectively. In connection with the grants of such options, the Company has recorded deferred stock based compensation of $63.5 million and $21.7 million during the year ended December 31, 2000 and during the period from March 2 (date of inception) to December 31, 1999, respectively. Deferred stock based compensation will be amortized over the vesting period, which is generally 48 months from the date of grant and $4.0 million, $43.1 million and $3.0 million were expensed during the years ended December 31, 2001 and 2000 and in the period from March 2, 1999 (date of inception) to December 31, 1999, respectively. Future amortization based on options granted through December 31, 2001 is expected to be $3.6 million, $1.2 million and $0.1 million in the years 2002, 2003 and 2004, respectively.

Activity for the years ended December 31, 2001 and 2000 and the period from March 2, 1999 (date of inception) to December 31, 1999 follows:

	Number of Options Issued and Outstanding	Weighted Average Exercise Price

Options granted	11,509,000	$0.0540
Options exercised	(2,320,000)	0.0125
Outstanding at December 31, 1999	9,189,000	0.0650
Options granted	19,778,000	3.4600
Options exercised	(8,369,000)	0.3748
Options cancelled	(1,808,000)	3.3827
Outstanding at December 31, 2000	18,790,000	3.1813
Options granted	2,797,000	0.4992
Options exercised	(229,000)	0.2200
Options cancelled	(11,144,000)	3.7771
Outstanding at December 31, 2001	10,214,000	$1.8504

Options fully vested at December 31, 2001	6,823,860
Options fully vested at December 31, 2000	2,770,135
Options fully vested at December 31, 1999	1,516,666

Options Outstanding and Exercisable

December 31, 2001

Range of Exercise Price		Number Outstanding	Average Remaining Contractual Life	Weighted Average Exercise Price
$0.0125		2,970,000	7.73	$0.0125
$0.1400	$0.3100	671,000	8.56	$0.2318
$0.3125		1,616,000	9.26	$0.3125
$1.1000		908,000	8.20	$1.1
$1.2188		1,413,000	8.96	$1.2188
$1.6250	$3.5000	1,037,000	8.50	$3.0407
$3.9375		159,000	8.78	$3.9375
$6.1875		843,000	8.72	$6.1875
$10.0000		339,000	8.50	$10.0000
$12.0000		258,000	8.53	$12.0000
		10,214,000

Shares subject to the company’s right of repurchase are 2,608,000 shares and 6,115,000 shares at weighted average prices of $1.78 and $4.34 at December 31, 2001 and 2000, respectively.

14. Employee Stock Purchase Plan

Under the 2000 Employee Stock Purchase Plan (the “Purchase Plan”), eligible employees may purchase registered shares of the Company’s common stock at a discount through payroll deductions. The Company’s only expense relating to this plan is for its administration. A total of 6,600,000 shares of common stock were reserved for issuance under the plan. As of December 31, 2001, 78,000 shares have been sold to employees under this plan and no shares have been sold to employees under this plan as of December 31, 2000.

Fair value disclosures

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”).

Had compensation cost for the Company’s stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company’s net loss would have been increased to the pro forma amounts indicated below:

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999

Net loss attributable to shareholder:
As reported	$96,129,000	$254,246,000	$66,251,000
Pro forma	$101,254,000	$255,342,000	$66,254,000

Basic and diluted net loss per share
As reported	$(0.86)	$(4.15)	$(2.04)
Pro forma	$(0.91)	$(4.17)	$(2.04)

The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes options pricing model with the following assumptions:

			Period from
			March 2, 1999
			(Date of
			Inception) to
	Year Ended December 31,		December 31,
	2001	2000	1999

Dividend yield	0%	0%	0%
Weighted average expected option term	5 years	5 years	5 years
Expected volatility	189%	50%	0%
Risk free interest rate	5%	5%	5%

The weighted average fair market value of the options granted during the years ended December 31, 2001 and 2000 and for the period from March 2, 1999 (date of inception) to December 31, 1999 is $0.40, $9.25 and $1.87, respectively.

15. Related party transactions

During June 2001, the Company entered into negotiations for a contract with SOFTBANK, under which it performed certain development work on a time and material basis. The Company recognized $0.9 million in revenue for the year ended December 31, 2001 related to this agreement.

16. Subsequent Events

On December 17, 2001, the Company sold a total of 4,375,000 shares of series B preferred stock to certain investors in a private placement. Pursuant to the terms of the sale, each share of series B preferred stock would convert automatically into 100 shares of common stock immediately following stockholder approval. At a Special Meeting of the Stockholders held on February 19, 2002 the stockholders voted to approve the issuance of 437,500,000 shares of the Company’s common stock upon conversion of the Company’s series B preferred stock sold in the private placement.

On January 28, 2002, the Board of Directors approved amendments to the 2000     Plan, subject to subsequent stockholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 126,404,000 shares and to increase the Internal Revenue Code Section 162(m) limits on the number of options and stock purchase rights granted in any fiscal year of the Company or in connection with an individual’s initial employment with the Company from 2,000,000 to 40,000,000. At a Special Meeting of the Stockholders held on February 19, 2002, the stockholders voted to approve the amendments to the 2000 Plan.

In addition to approval of the conversion of the series B preferred stock and  the amendments to the 2000 Plan, the stockholders also voted to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000 and authorized, but did not require, the Company’s Board of Directors to effect a reverse stock split.

17. Selected Quarterly Financial Data (unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,
	(in thousands, except per share data)
2001
Revenues	$45,934	$48,004	$42,707	$37,333
Gross profit (loss)	4,220	10,525	5,524	(603)
Net loss before cumulative effect of accounting change	(9,987)	(1,948)	(26,813)	(36,188)
Cumulative effect of accounting change
Net loss	(9,987)	(1,948)	(26,813)	(36,188)

Basic and dilute net loss per share:
Loss before cumulative effect of accounting change	(0.28)	(0.02)	(0.24)	(0.33)
Cumulative effect of accounting change
Net loss per share	(0.28)	(0.02)	(0.24)	(0.33)

2000
Revenues	$45,934	$25,293	$11,048	$7,886
Gross profit (loss)	(8,677)	(14,556)	(2,735)	(3,191)
Net loss before cumulative effect of accounting change	(61,008)	(64,188)	(71,465)	(35,535)
Cumulative effect of accounting change	(3,844)
Net loss	(64,852)	(64,188)	(71,465)	(35,535)

Basic and dilute net loss per share:
Loss before cumulative effect of accounting change	(0.56)	(0.91)	(2.16)	(1.08)
Cumulative effect of accounting change	(0.04)
Net loss per share	(0.06)	(0.91)	(2.16)	(1.08)

1999
Revenues	$3,443	$—	$—
Gross profit (loss)	(3,591)
Net loss before cumulative effect of
accounting change	(59,707)	(6,264)	(280)
Cumulative effect of accounting change
Net loss	(59,707)	(6,264)	(280)

Basic and dilute net loss per share:
Loss before cumulative effect of accounting change	(0.75)	(0.19)	(0.01)
Cumulative effect of accounting change
Net loss per share	(0.75)	(0.19)	(0.01)

Appendix B

PEOPLEPC INC.  AND SUBSIDIARIES

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2002

Condensed Consolidated Balance Sheets as of March 31, 2002 (unaudited) and December 31, 2001
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2002 and 2001 (unaudited)
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2002 and 2001 (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

PEOPLEPC INC.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	March 31,	December 31,
	2002	2001
ASSETS
Current Assets:
Cash and cash equivalents	$11,005	$22,497
Restricted cash	2,648	2,181
Accounts receivable, net of allowance for doubtful accounts of $364 and $665 as of March 31, 2002 and December 31, 2001, respectively	4,157	4,254
Prepaid expenses and other current assets	1,055	2,065
Total current assets	18,865	30,997

Accounts receivable, long-term	1,554	1,836
Retained interest in accounts receivable	2,070	2,070
Property and equipment, net	4,757	5,396
Other assets	644	970
Total assets	$27,890	$41,269

LIABILITIES, MINORITY INTEREST, MANDATORILY REDEEMABLE
Current liabilities:
Accounts payable	$5,704	$8,741
Accrued and other liabilities	8,649	9,188
Current portion of deferred revenue, net	20,720	21,082
Total current liabilities	35,073	39,011

Other long term liabilities	141	141
Deferred revenue, net	18,927	20,964
Total liabilities	54,141	60,116

Minority interest in consolidated subsidiaries	40,003	40,313

Mandatorily redeemable convertible preferred stock		21,191

Stockholders’ deficit:
Common stock; $0.0001 par value; 500,000 shares authorized; 553,024 and 115,466 shares issued, and 551,502 and 113,994 shares outstanding at March 31, 2002 and December 31, 2001, respectively	55	11
Additional paid-in capital	368,366	342,111
Common Stock in treasury at cost, 1,522 and 1,522 shares at March 31, 2002 and December 31, 2001, respectively	(502)	(502)
Deferred stock based compensation	(8,197)	(4,903)
Receivable from stockholder	(116)	(116)
Accumulated other comprehensive loss	(393)	(325)
Accumulated deficit	(425,467)	(416,627)
Total stockholders’ deficit	(66,254)	(80,351)

Total liabilities, minority interest, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$27,890	$41,269

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEOPLEPC INC.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2002	2001

Membership revenues earned	$46,268	$34,506
Other revenues	1,736	2,827
Total revenues	48,004	37,333

Cost of membership revenues earned	43,546	36,514
Cost of other revenues	281	1,422
Total cost of revenues	43,827	37,936

Gross profit (loss)	4,177	(603)

Operating expenses:
Sales and marketing (inclusive of stock-based compensation of $75 and $1,201 for the three months ended March 31, 2002, and 2001,respectively)	1,330	8,203
General and administrative (inclusive of stock-based compensation of $1,739 and $4,601 for the three months ended March 31, 2002 and 2001, respectively)	11,863	31,382
Other operating income	(1)	(1,873)
Total operating expenses	13,192	37,712

Loss from operations	(9,015)	(38,315)
Net interest income (expense) and other expenses	(135)	(309)
Minority interest in net loss of consolidated subsidiaries	310	2,436
Net loss	$(8,840)	$(36,188)

Basic and diluted net loss per share	$(0.03)	$(0.33)

Shares used in computing basic and diluted net loss per share	305,435	109,551

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEOPLEPC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2002	2001
Cash flows from operating activities:
Net loss	$(8,840)	$(36,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	663	773
Amortization of deferred stock-based compensation, net	1,814	5,802
Net increase (decrease) in allowance for doubtful accounts	(301)	1,200
Minority interest in net loss of consolidated subsidiaries	(310)	(2,436)
Changes in assets and liabilities:
Accounts receivable	398	8,944
Prepaid expenses and other current assets	1,010	(712)
Accounts receivable, long term	282	2,524
Deposits and other assets	243	(94)
Accounts payable	(2,623)	335
Accrued liabilities	(953)	(25,514)
Deferred revenues	(2,399)	6,890
Other		1,195
Net cash used in operating activities	(11,016)	(37,281)

Cash flows from investing activities:
Restricted cash	(467)	5,809
Sale (purchase) of property and equipment	59	(1,222)
Net cash provided by (used in) investing activities	(408)	4,587

Cash flows from financing activities:
Proceeds from issuance of common stock, net		32
Payments on borrowings under a line of credit		(530)
Purchase of treasury shares		(26)
Net cash used in financing activities		(524)

Effect of exchange rate changes on cash and cash equivalents	(68)

Net decrease in cash and cash equivalents	(11,492)	(33,218)
Cash and cash equivalents at beginning of period	22,497	65,493
Cash and cash equivalents at end of period	$11,005	$32,275

Supplemental non cash investing and financing activity:
Conversion of preferred stock into common stock	$21,191	$—
Deferred stock-based compensation	6,147
Reversal of deferred stock-based compensation upon termination of employment	1,039
Interest paid		125
Receivable from stockholders		68

The accompanying notes are an integral part of these condensed consolidated financial statements.

 PEOPLEPC INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    Description of Business and Summary of Significant Accounting Policies

Description of Business

PeoplePC Inc. (the “Company” or “PeoplePC”) provides a membership package that includes a brand-name computer, unlimited Internet access, customer support and an in-home warranty. Members also have the opportunity to benefit from discounts and special offers from merchants who participate in PeoplePC’s member commerce program. The Company also operates PeoplePC’s Online program, which provides consumers who do not wish to purchase a computer with all of the other benefits of a PeoplePC membership for a monthly fee. The Company was incorporated in Delaware on March 2, 1999.

Unaudited Interim Results

The accompanying unaudited interim condensed consolidated financial statements of PeoplePC Inc., a Delaware corporation, as of March 31, 2002 and for the three months ended March 31, 2002 and March 31, 2001 reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

These financial statements should be read in conjunction with our annual audited financial statements for the year ended December 31, 2001, which are included in our annual report on Form 10-K filed with the Securities and Exchange Commission.

Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2002.

Liquidity

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern. The Company has incurred substantial losses and negative cash flows from operations since its inception. Based upon current Membership levels, the Company’s current working capital and expected cash flows to be generated from operations may not be sufficient to fund operations for the remainder of 2002.

On a consolidated basis as of March 31, 2002, the Company’s sources of liquidity consisted of $13.7 million in cash and cash equivalents, including $2.6 million in restricted cash. The Company’s net accounts receivable balance as of March 31, 2002 was $5.7 million. Of these amounts, $1.3 million in cash and $0.4 million in accounts receivable balance are held by the Company’s subsidiary, PeoplePC U.K. Limited. Due to legal and other constraints, some or all of the cash assets held by PeoplePC U.K. Limited may not be available to fund the Company’s United States operations.

The Company has plans to acquire additional revenue-generating PeoplePC Online members through a combination of private label programs, wholesale arrangements, or acquisitions of members from other Internet service providers. There is no guarantee that the Company will be able to increase its Membership levels.

If the Company is unable to increase Membership to generate sufficient operating revenues, further capital investment or other financing will be needed to fund operations. There is no guarantee that additional financing will be available on favorable terms, or at all. The Company may have to sell stock at prices lower than those paid by existing stockholders, and perhaps lower than existing market prices, resulting in dilution of existing stockholders. The Company may have to sell stock or bonds with rights superior to rights of holders of common stock. Also, any debt financing might involve restrictive covenants that would limit the Company’s operating flexibility. If the Company is not able to raise additional funds, the Company may be required to curtail or discontinue some or all of its operations.

The Company has already taken steps to improve liquidity, including obtaining additional financing, targeting sales and marketing expenditures on channels with a low acquisition cost per member, consolidation of sales offices and a realignment and reduction of its workforce during the past 12 months.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its majority-owned or otherwise controlled subsidiaries. All significant intercompany balances and transactions have been eliminated. The equity and net loss attributable to minority shareholders’ interests are shown separately in the consolidated balance sheets and consolidated statements of operation.

Estimates

The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to allowance for acquisition discounts, membership cancellations and product returns, allowance for doubtful accounts, deferred tax valuation allowance and allowance for settlement of potential disputes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition

In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue recognition in Financial Statements”. We adopted SAB 101, in the quarter ended December 31, 2000. The adoption of SAB 101 did not have a material effect on the results of operations or financial position of the Company.

Revenues and the related cost of revenues for the initial membership package, which generally includes a personal computer, extended warranty, cost of shipping the personal computer system, internet access for the term of the membership, and participation in a member commerce program, are generally deferred and recognized over the term of the membership agreement for members signed up under enterprise deals and consumers up to May 2001. Beginning in May 2001, the extended warranty was offered separately as an option in the consumer Membership Package program. This resulted in revenues and the related cost of revenues for the personal computer and shipping the personal computer system being recognized once the right of return has elapsed. Revenues and any related cost allocated to internet access, the participation in a member commerce program and the extended warranty are deferred and recognized over the four-year term of the membership agreement.

Revenues from the PeoplePC Online program are recognized monthly as services are delivered. Monthly subscriptions to PeoplePC’s online service are renewable each month and the monthly fees are not refundable.

The Company also offers peripherals and upgrades at the time of the initial membership. As there are no future obligations with respect to the peripherals and upgrades, the revenue and cost of revenues related to the sale of peripherals and upgrades are recognized in the period shipped. These revenues are included under the line item “Other revenues”, which includes peripherals revenue, the related shipping revenues and revenues from the member commerce program.

In some instances, and in an effort to aggressively enroll new members to build its brand, as well as to develop new channels of distribution, the Company offered pricing on some its memberships and services that was less than its total current and estimated future costs (primarily the cost of providing Internet access and email services) of performing under its membership agreements, resulting in an estimated gross margin loss over the life of the contract. As a result, the Company accrued for the estimated loss related to this acquisition discount during the membership period. These amounts are being amortized over the life of the membership as an offset to future expenses.

Segment information

Although the Company offers various products and services to its members, management does not manage its operations by these service lines, but instead views the Company as one operating segment when making business decisions. The Company does manage its operations on a geographical basis. Revenues are attributed to the United States and to all foreign countries based on actual sales made in those geographic areas. Revenues, loss from operations and long-lived assets information by geographic area are summarized as follows (in thousands):

	Three Months Ended March 31,
	2002	2001

Revenues from External Customers
United States	$39,557	$35,388
International	8,447	1,945
Total	$48,004	$37,333

Loss from Operations
United States	$8,123	$31,129
International	892	7,186
Total	$9,015	$38,315

	As of March 31, 2001	As of December 31, 2000
Long-Lived Assets
United States	$4,062	$7,102
International	695	1,409
Total	$4,757	$8,511

Net loss per share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including options, warrants and preferred stock. Options, warrants, non-vested common stock and preferred stock were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive.

The following table summarized basic and diluted loss per share (in thousands, except per share data):

	Three Months Ended March 31,
	2002	2001
Numerator:
Net loss	$(8,840)	$(36,188)
Denominator:
Weighted average common shares	307,429	114,809
Weighted average unvested common shares subject to repurchase	(1,994)	(5,258)
Denominator for basic and diluted calculation	305,435	109,551

Basic and diluted net loss per	$(0.03)	$(0.33)

Antidilutive securities not included in net loss per share calculation for the periods presented are as follows (in thousands):

	As of March 31,
	2002	2001

Common stock subject to repurchase	1,869	4,401
Common stock options	6,020	14,247
Warrants	—	2,858
Total	7,889	21,506

2.    Commitments and contingencies

Purchase commitments

The Company relies on Ingram Micro (the “Distributor”) to provide some of its computer products, maintain inventory, process orders, prepare merchandise for shipment and distribute its products to customers in a timely and accurate manner. The Distributor purchases inventory on behalf of the Company based on sales projections made by the Company. The Company takes title to the equipment just prior to shipment to the customer. The Company is obligated to purchase inventory held by the Distributor purchased on its behalf to the extent that sales projections are not met. At March 31, 2002, the Company had approximately $0.2 million in noncancelable purchase commitments with the Distributor. The Company’s agreement with the Distributor expired in February 2001; however, both parties have continued to perform under the terms of the contract. The Company expects to sell all products that it has committed to purchase from the Distributor.

In December 2001, the Company entered into a long-term relationship with a major telecommunications company. Under this agreement, the Company received $1.5 million of incentive payments in three months ended March 31, 2002 and will receive an additional $1.5 million in incentive payments during the remainder of fiscal year 2002. The Company records incentives as an offset to cost of revenues. The future minimum annual contractual spending commitments for the remainder of fiscal 2002 and the following five years are $4.9 million, $3.0 million, $8.0 million, $8.0 million, $8.0 million and $9.0 million.

Leases

The Company leases office space under 6 operating leases expiring between 2002 and 2009, of which 2 leases can be renewed in 2004 for an additional period of 5 years. Rent expense was $1.0 million and $0.5 million for the three months ended March 31, 2002 and 2001. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid. The Company also leases copiers under 2 operating leases expiring in 2005.

Future lease payments under operating leases, as of March 31, 2002 are as follows (in thousands):

Years ending December 31,	Operating Leases
Remainder of 2002	$1,214
2003	1,420
2004	1,281
2005	129
Total	4,044

Contingencies

The Company has employment agreements and commitments with certain executive officers under which the employees would be entitled to receive severance payment of $1.25 million if their employment were to be terminated under certain conditions.

Existing Litigation

On April 22, 2002, SupportSoft, Inc. (“SupportSoft”) filed a complaint against the Company in the Superior Court of the County of Santa Clara, California, alleging that the Company is in breach of its obligations under a Master License Agreement dated September 29, 2000 between SupportSoft and the Company (the “Master License Agreement”). The Master License Agreement relates to customer service software that the Company is no longer using. The complaint alleges that the Company has not paid approximately $200,000 that it was obligated to pay with respect to license, support, maintenance, and service fees relating to the first annual period under the Master License Agreement. Further, the complaint alleges that the Company is obligated to pay to SupportSoft $1,250,000 relating to the second year of the Master License Agreement, and $2,500,000 relating to the third year of the Master License Agreement.

The Company has not yet filed an answer to the complaint, but intends to contest vigorously the allegations made in the lawsuit. Among other relief, the Company will seek rescission of the Master License Agreement and a refund of approximately $950,000 paid to SupportSoft during 2000 and 2001. In addition, the Company will seek a declaration that it is not obligated under the Master License Agreement to pay any further amounts to SupportSoft.

3.    Minority Interest in Consolidated Subsidiaries

In June 2000, PeoplePC formed a European subsidiary, PeoplePC Europe N.V., a Netherlands corporation. PeoplePC and PeoplePC Europe N.V. entered into financing and related agreements with @viso Limited (“@viso”), a United Kingdom company and a partnership of SOFTBANK Corp. (“SOFTBANK”), a Japanese company and Vivendi Universal S.A. (“Vivendi”), a French corporation. In the financing, PeoplePC Europe N.V. received $50.0 million from @viso payable over a two month period beginning on the closing date in exchange for its 35% interest in PeoplePC Europe N.V. PeoplePC received a 65% interest in exchange for granting of an exclusive license to use and exploit its technology and brand in Europe. The financing closed in July 2001.

At March 31, 2002, minority shareholders hold preferred stock in PeoplePC Europe N.V., a Dutch company, with a par value of EUR.01 as follows (in thousands):

	Series Authorized	Shares Outstanding	Proceeds

Series A preferred stock	100,000	11,667	$35,000
Series B preferred stock	50,000	5,000	15,000
			$50,000

In connection with the issuance of series B preferred stock and series A preferred stock to @viso, PeoplePC Europe N.V. (“PeoplePC Europe”) granted SOFTBANK Capital Partners LP a warrant to acquire 2.4 million shares of series A preferred stock, with an aggregate exercise price of $7.1 million. The warrant is exercisable and must be exercised immediately prior to (a) an acquisition, sale or merger of or by PeoplePC Europe resulting in a change in control of PeoplePC Europe, (b) a merger of PeoplePC Europe with and into the Company, or acquisition of all of PeoplePC Europe assets or shares by the Company or (c) PeoplePC Europe’s initial public offering, on terms and conditions stated in the agreement (“liquidity events”). The warrant may not be exercised after the earlier of (a) fifteen business days following a request by PeoplePC Europe that SOFTBANK Capital Partners LP exercise such right and (b) the occurrence of a liquidity event.

Under a Put Option Agreement signed on May 30, 2001, @viso is entitled to sell all or a portion of its shares of PeoplePC Europe to PeoplePC in exchange for PeoplePC common stock. Under this agreement, @viso is entitled to receive between approximately 13.8 million and 29.1 million shares of PeoplePC common stock based on a formula and the date of exchange. SOFTBANK Capital Partners LP is entitled to exercise its amended warrant to purchase convertible preferred stock in PeoplePC Europe. Once the amended warrant is exercised, SOFTBANK Capital Partners LP will be entitled to sell all or a portion of its shares of PeoplePC Europe to PeoplePC in exchange for PeoplePC stock. Under this arrangement, SOFTBANK Capital Partners LP will be entitled to receive between approximately 1.9 million and 3.5 million shares of PeoplePC common stock based on a formula on the date of exchange.

PeoplePC Europe has made five loans totaling $35.5 million to fund PeoplePC’s United States operations during fiscal year 2001. These notes are demand notes. Because the Company controls the board of directors of PeoplePC Europe, the Company has substantial discretion over the timing of demands made under these notes. Due to legal and other constraints, some portion of the remaining cash assets of PeoplePC Europe may not be available to fund PeoplePC’s United States operations.

4.    Mandatorily Redeemable Convertible Preferred Stock

The Company has authorized the issuance of 50,000,000 shares of mandatorily redeemable convertible preferred stock (“preferred stock”), with a par value of $0.0001 per share.

In December 2001, the Company issued and sold a total of 4,375,000 shares of series B preferred stock at a price of $5.00 per share. The Company received approximately $21.2 million in cash, net of underwriting discounts, commissions, and other offering expenses. In connection with the issuance of the series B preferred stock, the Company recorded a dividend of $21.2 million related to the beneficial conversion feature of the series B preferred stock issued.

Pursuant to the terms of the series B preferred stock, each share converted into 100 shares of common stock immediately following stockholder approval on February 19, 2002.

5.    Common stock and stock options

On January 28, 2002 the Company granted options to purchase 102 million shares of common stock with an exercise price of $0.15. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, the Company measured the compensation expense in relation to this grant as the difference between the fair value of the Company’s stock on the date of the grant, being $0.21, and the exercise price of the option. The deferred stock-based compensation of $6.1 million has been included as a component of stockholders’ deficit and is being amortized by charges to operations over the three-year vesting period of the options consistent with the method described in Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 28.

The Company recognized stock-based compensation of $1.8 million and $5.8 million, net of reversal of stock-based compensation previously amortized related to unvested shares for terminated employees for the three months ended March 31, 2002 and 2001, respectively. The Company recorded reductions in deferred stock-based compensation relating to terminated employees of $1.0 million for the three months ended March 31, 2002. As of March 31, 2002, the Company had an aggregate of $8.2 million of deferred stock-based compensation remaining to be amortized.

Appendix C

EARTHLINK, INC. AND SUBSIDIARIES

INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

MARCH 31, 2002

Basis of Presentation
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2002
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2002
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2001
Notes To Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of and For the Three Months Ended March 31, 2002 and

the Year Ended December 31, 2001

Basis of Presentation

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effect of the acquisition of PeoplePC Inc. (“PeoplePC”) by EarthLink, Inc. (“EarthLink”) on July 31, 2002.  The acquisition has been accounted for using the purchase method of accounting.  The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements and the related notes of EarthLink and PeoplePC, and the unaudited pro forma condensed combined financial statements should be read together with the financial statements and related notes of EarthLink and PeoplePC.  EarthLink’s historical financial statements as filed on Form 10-K for the year ended December 31, 2001 were used in the preparation of the pro forma information.  PeoplePC’s historical consolidated financial statements are included in this filing.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on March 31, 2002.  The unaudited pro forma condensed combined statements of operations combine the results of operations of EarthLink and PeoplePC for the year ended December 31, 2001 and the three-month period ended March 31, 2002 as if the acquisition had occurred on January 1, 2001. However, during the year ended December 31, 2001, EarthLink acquired Cidco Incorporated (“Cidco”).  Therefore, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 has been adjusted on a pro forma basis to reflect EarthLink’s acquisition of Cidco in December 2001 as if it had occurred on January 1, 2001.

The unaudited pro forma condensed combined financial statements were prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are not intended to reflect the results of operations or the financial position which would have actually resulted had the acquisitions of PeoplePC and Cidco been effective on the dates indicated.  Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be achieved by EarthLink in the future.  The pro forma adjustments use estimates and assumptions based on currently available information.  Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected.  However, actual results may materially differ from this pro forma financial information.

On July 31, 2002, EarthLink acquired the outstanding common stock of PeoplePC for approximately $13 million resulting in EarthLink owning 100% of PeoplePC and its subsidiaries.  In addition, EarthLink incurred approximately $1 million in transaction costs and assumed liabilities of approximately $53 million for a total purchase price of approximately $67 million.  EarthLink has estimated the fair value of identifiable assets is approximately $17 million resulting in goodwill of approximately $50 million.  PeoplePC currently operates as a wholly owned subsidiary of EarthLink.

For purposes of the above information and the pro forma information, the purchase price has been allocated to the assets and liabilities of PeoplePC based on the information available at the time of the filing of this document.  The excess of the purchase price over the fair value of the net tangible and intangible assets acquired has been allocated to goodwill.  The preliminary purchase price allocation for PeoplePC is subject to revision as more detailed analysis is completed and additional information on the fair values of PeoplePC’s assets and liabilities becomes available.  Any change in the fair value of the net assets of PeoplePC will change the amount of the purchase price allocable to goodwill.  Additionally, changes in PeoplePC’s working capital deficit, including the net loss from March 31, 2002 through July 31, 2002, the date the transaction was completed, will also change the amount of goodwill recorded.  Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purpose of developing such pro forma information.

The unaudited pro forma condensed combined financial statements may not contain all pro forma adjustments for costs that may be required to fully integrate and operate the combined organization more efficiently or anticipated synergies resulting from the acquisitions.

EarthLink, Inc.

Unaudited Pro Forma Condensed Combined

Balance Sheet

As of March 31, 2002

(in thousands)

	EarthLink	PeoplePC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
Current assets:
Cash and cash equivalents, including $2,648 of restricted cash for PeoplePC Historical and Pro Forma As Adjusted	$412,626	$13,653	(12,900	)(a)	$413,379
Investments in marketable securities	40,221	—			40,221
Accounts receivable, net	39,772	4,157			43,929
Prepaid expenses	24,965	1,055	(600	)(c)	25,420
Other assets	15,071	—			15,071
Total current assets	532,655	18,865	(13,500)		538,020

Long-term investments in marketable securities	101,397	—			101,397
Other long-term assets	1,560	4,268	(673	)(b)	5,155
Property and equipment, net	221,583	4,757	(1,649	)(b)	223,996
			(695	)(c)
Intangibles:
Customer base, net	157,225	—	3,948	(b)	161,173
Goodwill and other indefinite life intangibles	79,658	—	13,900	(a)	121,078
			23,858	(b)
			3,662	(c)
Intangibles, net	236,883	—	45,368		282,251
	$1,094,078	$27,890	$28,851		$1,150,819

Current liabilities:
Trade accounts payable	$52,480	$5,704			$58,184
Accrued payroll and related expenses	15,030	519	1,217	(b)	16,766
Other accounts payable and accrued liabilities	154,632	8,130	1,000	(a)	170,542
			4,413	(b)
			2,367	(c)
Current portion of capital lease obligations	8,065	—			8,065
Deferred revenue	63,583	20,720	604	(b)	84,907
Total current liabilities	293,790	35,073	9,601		338,464

Other long-term liabilities	347	141			488
Deferred revenue	—	18,927	(7,001	)(b)	11,926
Long-term portion of capital lease obligations	1,619	—			1,619
Total liabilities	295,756	54,141	2,600		352,497

Minority interest	—	40,003	(40,003	)(b)	—

Stockholders’ equity (deficit):
Preferred stock	249	—	—		249
Common stock	1,502	55	(55	)(b)	1,502
Additional paid-in capital	1,925,009	368,366	(368,366	)(b)	1,925,009
Warrants to purchase common stock	1,223	—	—	(b)	1,223
Accumulated deficit	(1,129,661)	(425,467)	425,467	(b)	(1,129,661)
Deferred compensation	—	(8,197)	8,197	(b)	—
Other equity	—	(1,011)	1,011	(b)	—
Total stockholders’ equity (deficit)	798,322	(66,254)	66,254		798,322
	$1,094,078	$27,890	$28,851		$1,150,819

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EarthLink, Inc.

Unaudited Pro Forma Combined

Statement of Operations

For the Three Months Ended March 31, 2002

(in thousands, except per share data)

	EarthLink	PeoplePC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		As Adjusted
Revenues:
Narrowband access	$262,740	$47,761	$(29,853	)(d)	$284,806
			4,158	(e)
Broadband access	53,954				53,954
Web hosting	13,480				13,480
Content, commerce and advertising	3,236	243			3,479
Total revenues	333,410	48,004	(25,695)		355,719

Operating costs and expenses:
Telecommunications service and equipment costs	134,852	43,827	(26,570	)(d)	152,109
Sales incentives	17,674				17,674
Total cost of revenues	152,526	43,827	(26,570)		169,783

Sales and marketing	90,577	1,330			91,907
Operations and customer support	84,002	3,512			87,514
General and administrative	28,989	8,350			37,339
Acquisition-related costs	35,613		329	(f)	35,942
Total operating costs and expenses	391,707	57,019	(26,241)		422,485

Loss from operations	(58,297)	(9,015)	546		(66,766)
Minority interest in losses of subsidiaries	—	310	(310	)(g)	—
Interest and other, net	3,720	(135)	(263	)(e)	3,228
			(94	)(h)
Net loss	(54,577)	(8,840)	(121)		(63,538)
Deductions for accretion dividends	(6,113)				(6,113)
Net loss attributable to common stockholders	$(60,690)	$(8,840)	$(121)		$(69,651)

Basic and diluted net loss per share	$(0.41)				$(0.47)

Weighted average common shares outstanding	148,407				148,407

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EarthLink, Inc.

Unaudited Pro Forma Combined

Statement of Operations

For the Year Ended December 31, 2001

(in thousands, except per share data)

	EarthLink	Cidco	PeoplePC	Pro Forma		Pro Forma
	Historical	Historical	Historical	Adjustments		As Adjusted
		(j)
Revenues:
Narrowband access	$999,251	$19,461	$171,817	$(118,917	)(d)	$1,088,243
				16,631	(e)
Broadband access	167,935					167,935
Web hosting	59,263					59,263
Content, commerce and advertising	18,479		2,161			20,640
Total revenues	1,244,928	19,461	173,978	(102,286)		1,336,081

Operating costs and expenses:
Telecommunications service and equipment costs	509,514	21,859	154,312	(89,704	)(d)	595,981
Sales incentives	67,919					67,919
Total cost of revenues	577,433	21,859	154,312	(89,704)		663,900

Sales and marketing	327,951	18,753	17,733			364,437
Operations and customer support	339,490		28,856			368,346
General and administrative	127,849	10,941	58,125			196,915
Acquisition-related costs	217,483	—		15,278	(f)	238,906
				6,145	(j)
Write-off of intangible assets	11,252		—			11,252
Contract cancellation fees	—		2,876			2,876
Other operating income	—		(9,621)			(9,621)
Total operating costs and expenses	1,601,458	51,553	252,281	(68,281)		1,837,011

Loss from operations	(356,530)	(32,092)	(78,303)	(34,005)		(500,930)
Write-off of investments in other companies	(10,000)	—				(10,000)
Minority interest in losses of subsidiaries	—		5,728	(5,728	)(g)	—
Interest and other, net	25,469	1,352	(2,363)	(1,526	)(e)	22,190
				(606	)(h)
				(136	)(j)
Net loss	(341,061)	(30,740)	(74,938)	(42,001)		(488,740)
Deductions for accretion dividends and beneficial conversion feature of preferred stock	(29,880)		(21,191)	21,191	(i)	(29,880)
Net loss attributable to common stockholders	$(370,941)	$(30,740)	$(96,129)	$(20,810)		$(518,620)

Basic and diluted net loss per share	$(2.73)					$(3.82)

Weighted average common shares outstanding	135,738					135,738

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EarthLink, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(unaudited)

1.  Presentation

The accompanying unaudited Pro Forma Condensed Combined Financial Statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and pro forma results of operations.  This information should be read in conjunction with EarthLink, Inc.’s consolidated financial statements and related notes for the year ended December 31, 2001 as filed with the Securities and Exchange Commission and PeoplePC Inc.’s (“PeoplePC”) historical financial statements included elsewhere in this filing.

2.  Pro Forma Adjustments

Following are the pro forma adjustments to the accompanying unaudited pro forma condensed combined financial data:

(a)   Reflects the $12.9 million purchase price of the outstanding shares of PeoplePC and the accrual of an estimated $1.0 million of transaction costs.  The purchase price and transaction costs have been allocated to goodwill.

(b)   Reflects the adjustment of PeoplePC’s net assets to fair value and the elimination of PeoplePC’s stockholders’ deficit and minority interest, as follows:

Other long-term assets

The adjustment to other long-term assets represents an adjustment to reduce long-term receivables to their estimated net realizable value.

Property and equipment, net

The adjustment of PeoplePC’s net assets to fair value includes a write-off of approximately $2.1 million for enterprise reporting and marketing software used by PeoplePC prior to the acquisition.    EarthLink has no plans to utilize this software beyond the integration period.

Customer base, net

The allocation of $3.9 million of the purchase price to PeoplePC’s customer base represents the estimated value of PeoplePC’s approximately 60,000 service-only subscribers.  The value of the customers is based on the net present value of the estimated net cash inflows to be derived from the subscribers.

Accrued payroll and related expenses

The adjustment to PeoplePC’s accrued payroll and related expenses includes accruals for certain transaction bonuses and severance costs.

Other accounts payable and accrued liabilities

The adjustment to PeoplePC’s other accounts payable and accrued liabilities includes the reduction or elimination of several accruals not expected to be payable as a result of or because of the acquisition and the addition of accruals related to tax and legal matters.

Deferred revenue

The adjustment of PeoplePC’s net assets to fair value includes an adjustment to reduce deferred revenue to the net present value of the estimated future costs, including telecommunications and customer service costs, to service the approximately 510,000 Membership Subscribers acquired in the PeoplePC transaction for the remaining life of each Membership Subscriber’s contract term, ranging from 1 to 48 months.  Such amount is hereinafter referred to as a Deferred Service Liability.  The Membership Subscriber Package generally includes the personal computer, the cost of shipping the personal computer system, Internet access for the term of the membership, and participation in a member commerce program.

Prior to the acquisition, PeoplePC sold Membership Subscriber packages to approximately 510,000 subscribers.  To understand the financial effect of the sale of a Membership Subscriber Package, it is important to distinguish cash flows associated with the sale from the recognition of revenue from the sale. When a Membership Subscriber Package is sold, PeoplePC receives the entire purchase price and shipping fees up front in cash. The cost of purchasing and shipping the computer hardware comprises a large part of the cost associated with Membership Subscriber Package revenues. The difference between the Membership Subscriber Package purchase price and the amount allocated to hardware, shipping, peripheral, and other revenue items is the amount of service revenue attributable to future Internet services PeoplePC commits to provide to the member over the Membership term, ranging from 12 to 48 months. The cost of providing the services portion of the Membership Package is incurred and recorded over the Membership term, as the Member uses the Internet access and other services.

Prior to May 2001, PeoplePC generally deferred the cash collected as a result of the sale of the Membership Subscriber Package as well as the related hardware and other upfront costs of producing that revenue.  The deferred amounts were recognized ratably over the term of the Membership.  PeoplePC utilized this method because the Membership Subscriber Package price included three or more elements, including hardware, Internet access services, shipping, and a warranty, and PeoplePC did not have sufficient specific evidence to allocate the customer’s purchase price among the elements.  The application of this accounting method resulted in significant amounts of deferred revenue and cost of revenue that were to be amortized into the statement of operations over 3 and 4 year periods.

Subsequent to May 2001, PeoplePC reduced the number of elements in a Membership Subscriber Package to two, hardware and the Internet access services.  As a result, PeoplePC had sufficient data to allocate the Membership Subscriber Package revenue to the hardware and to the Internet access services.  As a result, PeoplePC recognized the hardware revenue and hardware cost of revenue at the date of shipment and deferred the portion of the Membership Subscriber Package revenue attributable to the Internet access service.  The deferred amount was amortized to revenue as Internet access services were provided over the contract term.

As a result of these accounting policies, PeoplePC deferred significant amounts of revenue and related costs, particularly with bundles sold prior to May 2001, because the hardware revenue and cost of revenue were deferred prior to that date.  The revenues and cost of revenues appearing in the PeoplePC historical statements of operations include the recognition of Membership Subscriber Package revenues and cost of revenues previously deferred, and the Membership Subscriber Packages to which this revenue and cost of revenue relate were sold in prior periods.   The amount appearing as deferred revenue in PeoplePC’s historical balance sheet includes the unamortized portion of deferred revenue and deferred cost of revenue related to all Membership Subscriber Packages sold prior to March 31, 2002.

Statement of Financial Accounting Standards No. 141, “Business Combinations,” (“SFAS No. 141”) requires liabilities acquired in an acquisition to be recorded at the net present value of estimated future cash outflows.  At the date of acquisition, PeoplePC had an obligation to service the Membership Subscribers for the remainder of their contract term.  As a result, the net deferred revenue amount included in PeoplePC’s financial statements has been adjusted to reflect the net present value of the estimated cash outflows required to provide services to the Membership Subscribers for the remainder of their contract terms, otherwise referred to as the Deferred Service Liability.  The adjustment to deferred revenue has the effect of eliminating previously deferred revenue associated with hardware and other one-time items and of eliminating profit margins on the Internet access service amounts included in deferred revenue. The adjustment to deferred revenue also eliminates future recognition of revenue and cost of revenue associated with previously deferred hardware revenue and cost of revenue.

The amortization of deferred revenue and deferred cost of revenue recognized as revenues and cost of revenues in the pro forma periods associated with Membership Subscriber Packages sold prior to January 1, 2001 has been eliminated in adjustment (d).   The amounts eliminated relate to Membership Subscriber Package revenues and cost of revenues previously deferred for Membership Subscriber Packages sold prior to January 1, 2001.  It is assumed EarthLink’s only obligation to the Membership Subscribers at January 1, 2001 is to provide and support the Internet access service.  So the recognition of hardware and other one-time revenue and cost of revenue items via the amortization of deferred revenue and cost of revenue associated with customers sold prior to January 1, 2001 would not be permissible on a prospective basis from the acquisition date pursuant to current accounting literature.

After the acquisition of PeoplePC, as EarthLink services the Membership Subscribers pursuant to their contracts, EarthLink will recognize revenue by reducing the Deferred Service Liability.  For purposes of the unaudited pro forma condensed combined statements of operations, it is assumed that a Deferred Service Liability was established at January 1, 2001 for Membership Subscribers existing at that date.  It was further assumed that as EarthLink delivered services over the pro forma period, the Deferred Service Liability would be reduced and recognition of revenue would occur.  The recognition of the revenue in the pro forma periods associated with the assumed Deferred Service Liability is presented as adjustment (e) in the unaudited pro forma condensed combined statements of operations.

Stockholders’ deficit and minority interest

The elimination of PeoplePC’s stockholders’ deficit also included the elimination of minority interest in PeoplePC subsidiaries.  In connection with the acquisition, the minority shareholders in PeoplePC’s majority owned Dutch subsidiary elected either to convert their shares into PeoplePC common stock which EarthLink acquired at closing or elected not to exercise certain conversion and put rights afforded them as minority shareholders in PeoplePC’s subsidiary prior to the termination of such rights on the acquisition date.

(c)   EarthLink has implemented a plan to cease PeoplePC’s operations in Europe.  The adjustment reflects the write-off of unrealizable assets in Europe and the accrual of the estimated costs to discontinue the European operations.  EarthLink will continue to provide service to Membership Subscribers in Europe existing at the date of the acquisition, and such amounts are included in the Deferred Service Liability discussed in note (b).

(d)   Reflects the elimination of the amortization of deferred revenue and deferred cost of revenue related to Membership Subscriber Packages sold prior to January 1, 2001.  The unaudited pro forma condensed combined statements of operations assume a Deferred Service Liability would have been established at January 1, 2001 pursuant to SFAS No. 141 for Membership Subscribers existing at January 1, 2001.  PeoplePC historical deferred revenue and deferred cost of revenue would be eliminated, so the amortization of such amounts are eliminated in the pro forma statements of operations.

(e)   Reflects amounts recognized as revenue in connection with the establishment of a Deferred Service Liability at January 1, 2001 for Membership Subscribers existing at January 1, 2001.  As EarthLink delivered services to the Membership Subscribers after the assumed acquisition of PeoplePC on January 1, 2001, the Deferred Service Liability would have been reduced and revenue recognized as services were provided to the Membership Subscribers pursuant to their contract.

The interest expense element represents the financing cost associated with valuing the Deferred Service Liability at the net present value of estimated future cash outflows.

(f)    Reflects the amortization of the PeoplePC subscriber base over 3 years.   The adjustment for the year ended December 31, 2001 also includes amortization expense associated with goodwill.  EarthLink adopted Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002 which eliminated the requirement to amortize indefinite life intangibles such as goodwill.  Prior to January 1,

        2002, EarthLink recorded amortization expense associated with goodwill and other indefinite life intangible assets.

(g)   Reflects the elimination of the minority interest in losses of subsidiaries.  In connection with the acquisition, the minority shareholders in PeoplePC’s majority owned Dutch subsidiary elected either to convert their shares into PeoplePC common stock or elected not to exercise certain rights afforded them as minority shareholders of PeoplePC’s subsidiary prior to the termination of such rights on the acquisition date.

(h)   Reflects the elimination of interest income earned on the $12.9 million of cash used to purchase PeoplePC.

(i)    Reflects the elimination of the dividend associated with the beneficial conversion feature of Series B shares issued by PeoplePC in 2001.  In connection with the acquisition, EarthLink acquired 100% of the outstanding shares of PeoplePC.

(j)    In December 2001, EarthLink purchased, via a tender offer, approximately 80% of the outstanding stock of Cidco Incorporated (“Cidco”), a developer, distributor and provider of email appliances and related services.  The aggregate purchase price consisted of $5.8 million in cash and the assumption of $12.6 million in net liabilities.  The related transaction charges were $261,000.   The Cidco acquisition has been accounted for under the purchase method and accordingly, the results of operations of Cidco for the period December 1, 2001 through December 31, 2001 and for the period January 1, 2002 to March 31, 2002 are included in the accompanying unaudited pro forma combined financial statements.

The Cidco historical amounts in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 represents Cidco’s unaudited results of operations for the eleven-month period ended November 30, 2001.

The adjustments reflect the amortization of the intangibles acquired in the purchase of Cidco over a three-year period and the elimination of interest income earned on the purchase price.

3.   Summary

A preliminary, estimated allocation of the PeoplePC purchase price to the fair value of assets and liabilities acquired on July 31, 2002 is as follows:

(in millions)
Cash paid for outstanding shares of PeoplePC	$12.9
Estimated transaction costs	1.0
Total purchase price	13.9

Deferred service liability	25.7
Prepaid revenue	0.7
Other liabilities	24.1
Payable to EarthLink	2.8
Total liabilities assumed	53.3

Cash acquired	(5.2)
Subscriber base	(3.9)
Estimated fair value of other assets acquired	(7.8)
Total fair value of assets acquired	(16.9)

Goodwill	$50.3

The excess of the purchase price over the fair value of the net tangible and intangible assets acquired has been allocated to goodwill.  The preliminary purchase price allocation for PeoplePC is subject to revision for up to one year from the purchase date as more detailed analysis is completed and additional information on the fair value of PeoplePC’s assets and liabilities becomes available.  Any change in the fair value of the net assets of PeoplePC will change the amount of the purchase price allocable to goodwill.   Final purchase accounting adjustments may therefore differ materially from the above amounts.